Exhibit 10.10

PERFORMANCE SHARE UNIT PLAN FOR EMPLOYEES

OF ENCANA CORPORATION

Amended and restated with effect from January 1, 2010,

and reflective with amendments made as of July 20, 2010, February 24, 2015,

and February 22, 2016

PERFORMANCE SHARE UNIT PLAN FOR EMPLOYEES

OF ENCANA CORPORATION

(Amended and restated with effect from January 1, 2010,

and reflective with amendments made as of July 20, 2010, February 24, 2015,

and February 22, 2016)

1.	PREAMBLE AND DEFINITIONS

1.1	Title.

The Plan described in this document shall be called the “Performance Share Unit Plan for Employees of Encana Corporation”.

1.2	Purpose of the Plan.

The purposes of the Plan are:

(a)	to promote an alignment of interests between employees and shareholders of the Corporation;

(b)	to associate a portion of eligible employees’ compensation with the performance of the Corporation over the medium to longer term; and

(c)	to attract and retain employees with the knowledge, experience and expertise required by the Corporation.

1.3	Definitions.

1.3.1	“Achieved Performance Criteria” means the Performance Criteria which have been satisfied, as, when and to the extent determined by the Committee in respect of any particular Performance Period, and which shall be published on the Corporation’s internal employee website or otherwise communicated in writing to the employees (or, where necessary, to a Participant who has retired, or to the legal representative of a Participant who is deceased) of the Corporation and its Affiliates.

1.3.2	“Affiliate” means any corporation, partnership or other entity in which the Corporation, directly or indirectly, has a majority ownership interest.

1.3.3	“Anniversary Date” means, in respect of each PSU grant, each anniversary of the Grant Date.

1.3.4	“Applicable Law” means any applicable provision of law, domestic or foreign, including, without limitation, applicable securities legislation, together with all regulations, rules, policy statements, rulings, notices, orders or other instruments promulgated thereunder, and Stock Exchange Rules.

1.3.5	“Blackout Period” means a trading blackout period imposed by the Corporation under the Corporation’s Securities Trading and Insider Reporting Policy (as amended, supplemented or replaced by the Corporation from time to time);

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1.3.6	“Board” means the Board of Directors of the Corporation.

1.3.7	“Business Day” means any day other than a Saturday or a Sunday, a statutory holiday in Alberta or any day on which the principal chartered banks located in Calgary are not open for business during normal banking hours.

1.3.8	“Change in Control” a “Change in Control” shall be deemed to have occurred for purposes of this Plan if:

(a)	any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, or any persons acting jointly or in concert with the foregoing, is or becomes the beneficial owner, directly or indirectly of, securities of the Corporation representing more than 30% of the combined voting power of the Corporation’s then outstanding securities entitled to vote in the election of the directors of the Corporation;

(b)	the Corporation shall have disposed of (A) all or substantially all of its assets, such that shareholder approval was required or should have been required to be obtained under the Canada Business Corporations Act, or (B) assets in any 12 month period representing 50% or more of the total assets of the Corporation, the total assets being determined as of the date of the audited financial statements of the Corporation then most recently published;

(c)	pursuant to a single election or appointment or a series of elections or appointments over any period from and after the effective date of this Plan (A) those individuals who at the effective date of this Plan constituted the Board, together with (B) any new or additional director or directors whose nomination for election by the Corporation’s shareholders, or whose appointment to the Board by the Board, has been approved by at least 75% of the votes cast by all of the directors then still in office, who either were directors at the effective date of this Plan or whose appointment or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or

(d)	the Board, by resolution duly adopted by the affirmative vote of a simple majority of the votes cast by the Board, determines that for purposes of this Plan, a Change in Control of the Corporation has occurred.

Securities beneficially owned or controlled or directed by an employee plan or related trust sponsored or maintained by the Corporation or its Affiliates shall not be taken into account in determining whether the threshold percentage in Section 1.3.7(a) above is exceeded.

For the purposes of this Section 1.3.7:

(a)	the term “acting jointly or in concert” shall be interpreted in accordance with Section 159 of the Securities Act (Alberta), as amended; and

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(b)	the term “beneficial ownership” shall be interpreted in accordance with Sections 5 and 6 of the Securities Act (Alberta) and “beneficial owner” shall have a corresponding meaning, except that for purposes of the Plan, options and convertible securities granted by the Corporation to employees, officers or directors shall not be included in determining beneficial ownership or beneficial owner.

For greater certainty, and except as otherwise provided in Section 1.3.7(b) or Section 1.3.7(d), the sale, disposition or other divestiture of an Affiliate, in whole or in part, shall not constitute a Change in Control for the purposes of this Plan.

1.3.9	“Code” means the United States Internal Revenue Code, as amended from time to time.

1.3.10	“Committee” means the Human Resources and Compensation Committee of the Board or such other committee of the Board, as constituted from time to time, which may be appointed by the Board to, among other things, interpret, administer and implement the Plan, including any corresponding Grant Agreement. Any reference in this Plan or corresponding Grant Agreement to action by the Committee means action by or under the authority of: (i) the Committee or, (ii) if no such Committee has been designated, or such authority has been delegated to the Board, the Board.

1.3.11	“Committee Meeting Date” means the date of the meeting of the Committee held to review matters related to the PSUs, including the Committee’s determination of whether and, where applicable, the degree to which the Performance Criteria for a particular Performance Period have been satisfied and constitute Achieved Performance Criteria, which meeting shall occur at least once annually and by no later than June 1 of the year immediately following the applicable Performance Period.

1.3.12	“Corporation” means Encana Corporation and any successor corporation whether by amalgamation, merger or otherwise.

1.3.13	“Corporation Policies” means, at a particular time, the applicable policies, plans and practices of the Corporation or an Affiliate, as applicable, which employs the Participant, as published on the Corporation’s or an Affiliate’s, as applicable, internal website or as otherwise communicated to employees of the Corporation or an Affiliate, as applicable from time to time.

1.3.14	“Date Employment Ceases” means:

(i)	in the case of voluntary Termination of Employment initiated by the Participant, the last date the Participant is, for the purposes of receiving his regular salary, on the payroll of the Corporation or an Affiliate;

(ii)	in the case of involuntary Termination of Employment by the Corporation or an Affiliate for cause (as determined by the

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Corporation or the Affiliate, as applicable), the date written notification of dismissal from employment is delivered to the Participant;

(iii)	in the case of involuntary Termination of Employment by the Corporation or an Affiliate other than for cause (as determined by the Corporation or the Affiliate, as applicable) the date identified in the written notification of termination of employment delivered to the Participant as the “Termination Date” or “Departure Date” and, where both dates are so referred to, the earlier thereof, and, where such date is not identified in the written notification, the date written notification of dismissal from employment is delivered to the Participant;

(iv)	in the case where the Participant is employed by an Affiliate and for any reason including, without limitation, by reason of the sale, disposition or other divestiture thereof, in whole or in part, such employer ceases to be an Affiliate of the Corporation, the effective date (in the case of a sale, disposition or other divestiture, the closing date of such transaction or series of transactions, as determined by the Corporation) upon which the Participant’s employer ceases to be an Affiliate;

but, for greater certainty, shall not include the date the Participant ceases to be an employee of the Corporation or an Affiliate upon the Participant’s death or Retirement, or the date the Participant commences a Period of Absence or an Unpaid Leave of Absence in accordance with the provisions hereof.

1.3.15	“Date of Retirement” means the last day the Participant is, for the purposes of receiving his regular salary, on the payroll of the Corporation or an Affiliate immediately prior to the date the Participant commences Retirement.

1.3.16	“Disability” means the Participant’s physical or mental incapacity that prevents the Participant from substantially fulfilling his duties and responsibilities on behalf of the Corporation or an Affiliate, and in respect of which the Participant commences receiving disability benefits under the Corporation’s or an Affiliate’s short-term or long-term disability plan, as applicable, in respect of such incapacity.

1.3.17	“Dividend Equivalent PSU” has the meaning set out in Section 5.2.

1.3.18	“Eligible PSUs” means, in respect of a grant of PSUs under this Plan, those PSUs that are determined by the Committee as being eligible to vest on the Vesting Date pursuant to Sections 7 and 8, based upon the Corporation’s achievement of the Performance Criteria in respect of a particular Performance Period, as set out in the applicable, Grant Agreement.

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1.3.19	“Eligible PSU Amount” means, where applicable, the notional value of the Eligible PSUs (including any related Dividend Equivalent PSUs), as determined by the Committee, credited by the Corporation to the Participant’s PSU Account in respect of a particular Performance Period in accordance with Section 7, which amount shall be used to determine the value of any Vested PSUs relating to such Performance Period which may vest and become payable to the Participant on the Vesting Date in accordance with Section 8.

1.3.20	“Family Leave” means, a period during which, pursuant to the Corporation Policies or Applicable Law, the Participant is considered to be on family leave, and does not provide employment services to the Corporation or an Affiliate.

1.3.21	“Grant Agreement” means an agreement between the Corporation and the Participant under which a PSU is granted, as contemplated by Section 4.1, together with such schedules, amendments, deletions or changes thereto as are permitted under the Plan, subject to the terms and conditions of such Grant Agreement and the Plan.

1.3.22	“Grant Date” means the effective date of a grant of PSUs to a Participant by the Corporation or an Affiliate, as applicable, as stated in the Participant’s applicable Grant Agreement. Where the Corporation determines to grant any PSUs on a date which is within a Blackout Period or where, for any reason: (i) the grant of PSUs falls on a day that is within a Blackout Period; or (ii) the Market Value of the grant of PSUs would be calculated using a Trading Day that is within a Blackout Period, then the Grant Date of any such PSUs shall automatically occur and be effective on the sixth Trading Day immediately following the end of such Blackout Period to permit the Market Value of such PSUs to be determined based on Trading Days which occur immediately following the end of any such Blackout Period.

1.3.23	“Market Value” means, with respect to any particular date, the volume-weighted average (rounded to two decimal places) of the trading price per Share on the applicable Stock Exchange during the immediately preceding five (5) Trading Day period prior to that particular date.

1.3.24	“Maximum Performance Criteria” means, in respect of each PSU grant under this Plan, the maximum Performance Criteria applicable to a Performance Period, as determined by the Committee, and as set forth in the applicable Grant Agreement.

1.3.25	“Median Performance Criteria” means, in respect of each PSU grant under this Plan, the median Performance Criteria applicable to a Performance Period, as determined by the Committee, and as set forth in the applicable Grant Agreement.

1.3.26	“Military Leave” means a period during which, pursuant to the Corporation Policies or Applicable Law, the Participant is considered to

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be on a military leave, and does not provide employment services to the Corporation or an Affiliate.

1.3.27	“Minimum Performance Criteria” means, in respect of each PSU grant under this Plan, the minimum Performance Criteria applicable to a Performance Period, as determined by the Committee, and as set forth in the applicable Grant Agreement.

1.3.28	“Paid Leave of Absence” means in respect of a Participant, a period of time during which, pursuant to the Corporation Policies or Applicable Law, the Participant is considered to be on an approved leave of absence and continues to receive his salary from, but does not provide employment services to, the Corporation or an Affiliate.

1.3.29	“Participant” means such employee of the Corporation or an Affiliate as the Committee may designate from time to time as eligible to participate in the Plan.

1.3.30	“Performance Criteria” means, in respect of a PSU, the performance criteria as determined by the Committee as being applicable to a grant of a PSU under the Plan, and as set forth in the applicable Grant Agreement.

1.3.31	“Performance Period” means, in respect of a grant of a PSU, the particular designated period of time in respect of which the Performance Criteria is assessed and may be determined by the Committee to be satisfied in order for such PSU to become an Eligible PSU pursuant to Section 7 and a Vested PSU pursuant to Section 8, and as set forth in the applicable Grant Agreement.

1.3.32	“Period of Absence” means, with respect to a Participant, a period of time throughout which the Participant is on a Family Leave, Military Leave, Paid Leave of Absence, an unpaid leave of absence of 31 days or less approved by the Corporation or Affiliate, as applicable, or is experiencing a Disability, but does not include a period of time throughout which the Participant is on an Unpaid Leave of Absence.

1.3.33	“Plan” means this amended and restated Performance Share Unit Plan for Employees of Encana Corporation, including any schedules or appendices hereto, as amended from time to time.

1.3.34	“PSU” means a performance share unit granted to a Participant under the Plan that is represented by a bookkeeping entry on the books of the Corporation or an Affiliate, the value of which shall be determined in accordance with the Plan and the applicable Grant Agreement.

1.3.35	“PSU Account” has the meaning set out in Section 5.1.

1.3.36	“Retirement” means the early or normal retirement of the Participant from employment with the Corporation or an Affiliate, as applicable, in accordance with the Corporation Policies.

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1.3.37	“Section 409A Amount” means any cash or Shares provided or to be provided pursuant to the Plan or a Grant Agreement that: (a) are provided or are to be provided to a U.S. Participant; and (b) constitute a deferral of compensation subject to section 409A of the Code.

1.3.38	“Share” means a common share in the capital of the Corporation and such other share as may be substituted for it as a result of amendments to the articles of the Corporation, arrangement, re-organization or otherwise, including any rights that form a part of the common share or substituted share.

1.3.39	“Stock Exchange” means, in respect of a PSU, the Toronto Stock Exchange or the New York Stock Exchange as specified in the Participant’s respective Grant Agreement relating to such PSU or, if the Shares are not listed on the Toronto Stock Exchange or the New York Stock Exchange, as applicable, such other stock exchange on which the Shares are listed, or if the Shares are not listed on any stock exchange, then on the over-the-counter market.

1.3.40	“Stock Exchange Rules” means, in respect of a PSU, the applicable rules of the particular Stock Exchange pertaining to such PSU, as specified in the Participant’s Grant Agreement, upon which the Shares are listed.

1.3.41	“Termination of Employment” means an event by which the Participant ceases to be an employee of the Corporation or an Affiliate, as applicable, but, for greater certainty, shall not include an event whereby the Participant ceases to be an employee of the Corporation or an Affiliate, as applicable, upon the Participant’s death or Retirement or where the Participant commences a Period of Absence or an Unpaid Leave of Absence in accordance with the provisions hereof.

1.3.42	“Trading Day” means any date on which the applicable Stock Exchange is open for the trading of Shares and on which Shares are actually traded.

1.3.43	“Trust Fund” means one or more trust funds, as specified by the Committee, as may be established by the Corporation or an Affiliate, as applicable, for the purpose of funding awards of PSUs granted to Participants pursuant to the Plan.

1.3.44	“Trustee” means such person or persons who is or are independent from and not affiliated with the Corporation or an Affiliate as may from time to time be appointed by the Corporation as trustee of the Trust Fund(s).

1.3.45

“Unpaid Leave of Absence” means in respect of a Participant, a period of time during which, pursuant to the Corporation Policies or Applicable Law, the Participant is considered by the Corporation or an Affiliate, as applicable, to be on an approved leave of absence and does not continue to receive his salary from, or provide employment services to, the Corporation or an Affiliate, as applicable, which, for the purposes of the Plan, shall be deemed to commence on the 32nd day following the day on

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which the Participant commences such approved, unpaid leave, as communicated in writing to the Participant by the Corporation or an Affiliate, as applicable, in accordance with the Corporation Policies or Applicable Law.

1.3.46	“U.S. Participant” means a Participant who is a citizen or permanent resident of the United States for purposes of the Code or a Participant for whom compensation subject to deferral under this Plan would otherwise be subject to United States federal income taxation under the Code.

1.3.47	“Vested PSUs” has the meaning set out in Section 8.1.

1.3.48	“Vesting Date” means, in respect of a grant of PSUs, the date specified in the Participant’s applicable Grant Agreement upon which the Participant’s Eligible PSUs shall vest and become payable in accordance with Section 8, subject to the terms and conditions of the Plan and the applicable Grant Agreement.

2.	CONSTRUCTION AND INTERPRETATION

2.1	Gender, Singular, Plural. In the Plan, references to the masculine include the feminine; and references to the singular shall include the plural and vice versa, as the context shall require.

2.2	Governing Law. The Plan shall be governed and interpreted in accordance with the laws of the Province of Alberta and any actions, proceedings or claims pertaining in any manner or respect to the Plan, including without limitation, an applicable Grant Agreement or a PSU grant in respect thereof, shall be commenced in the courts of the Province of Alberta.

2.3	Severability. If any provision or part of the Plan is determined to be void or unenforceable in whole or in part, such determination shall not affect the validity or enforcement of any other provision or part thereof.

2.4	Headings, Sections. Headings wherever used herein are for reference purposes only and do not limit or extend the meaning of the provisions herein contained. A reference to a section or schedule shall, except where expressly stated otherwise, mean a section or schedule of the Plan, as applicable.

3.	EFFECTIVE DATE AND EMPLOYMENT RIGHTS

3.1	Effective Date. The Corporation is amending and restating the Plan effective January 1, 2010.

3.2

No Employment Rights. Nothing contained in the Plan shall be deemed to give any person the right to be retained as an employee or an officer of the Corporation or of an Affiliate. For greater certainty, a period of notice, if any, (whether pursuant to statute or common law) or payment in lieu thereof, arising upon or attributed to a Termination of Employment, whether wrongful or

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otherwise, shall not be considered as extending the period of employment or the active service of a Participant with the Corporation or an Affiliate beyond the Date Employment Ceases.

4.	PSU GRANTS AND PERFORMANCE PERIODS

4.1	Annual Grant of PSUs. Each Participant may receive in respect of a calendar year, a grant of PSUs in such number and subject to such Performance Criteria, Performance Period(s) and other terms and conditions as the Committee may specify. Each PSU grant to a Participant shall be governed by and subject to the terms and conditions of this Plan and the applicable Grant Agreement.

4.2	Grant Agreement. Each PSU grant and each Participant’s participation in the Plan shall be evidenced by a Grant Agreement between the Corporation and the Participant in the form approved by the Committee. The Grant Agreement shall specify, at the time PSUs are granted to the Participant, the applicable Performance Criteria, the basis upon which such PSUs will become Eligible PSUs and valued, whether such PSUs (and Dividend Equivalent PSUs relating thereto) are, upon becoming Vested PSUs pursuant to Section 8, to be payable to the Participant on the Vesting Date in Canadian currency or United States currency, and the applicable Stock Exchange to be used to determine the Market Value of such PSUs, any other Share price or other methodology used to determine the value of such PSUs, and the applicable Vesting Date.

4.3	PSUs. Subject to the terms and conditions of the Plan, and the applicable Grant Agreement, each PSU will give a Participant the right to receive a payment in cash or in Shares, as determined by the Committee, in an amount and on such date or dates, including the Vesting Date, as may be determined in accordance with the terms of the Plan and the applicable Grant Agreement. For greater certainty, a Participant shall have no right to receive a cash payment or Shares with respect to any PSUs that do not become both Eligible PSUs pursuant to Section 7 and Vested PSUs pursuant to Section 8, as applicable. Further, unless otherwise expressly authorized by this Plan (including, without limitation, Section 8) or the applicable Grant Agreement, a Participant shall have no right to receive a cash payment or Shares if the Participant is not actively employed by the Corporation or an Affiliate, as applicable, on the Vesting Date.

4.4	Performance Period. The Committee shall specify the Performance Period or Performance Periods applicable to each PSU grant under Section 4.1, the first day of which, unless otherwise provided in a Grant Agreement, shall commence with the calendar year in which the Grant Date occurs.

4.5	Other Terms and Conditions. Subject to the terms of the Plan, the Committee or the Board may determine other terms or conditions of, or take actions relating to, any PSUs, or any grant thereof, including:

(a)	any additional conditions with respect to the vesting of PSUs, in whole or in part, or the payment of cash or provision of Shares under the Plan;

(b)	restrictions on the resale of Shares, including escrow arrangements;

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(c)	exercising such discretion as may be set out in the Plan or a particular Grant Agreement; and

(d)	any other terms and conditions the Committee may, in its discretion, determine,

which other terms or conditions shall be set out in the Grant Agreement.

Except as otherwise provided in Section 11.8, the Committee may, in its discretion, after the Grant Date of a PSU, waive any term or condition in respect of such PSU or determine that it has been satisfied.

4.6	Payment Date. For greater certainty, and notwithstanding any other provision of the Plan or an applicable Grant Agreement, no term or condition imposed under this Plan or a Grant Agreement may have the effect of causing payment of the value of a PSU to a Participant, or his legal representative, to occur after December 31 of the third calendar year following the calendar year in which the Grant Date occurs.

4.7	No Certificates. No share or other certificates shall be issued with respect to PSUs.

5.	ACCOUNTS, DIVIDEND EQUIVALENTS AND REORGANIZATION

5.1	PSU Account. An account, called a “PSU Account”, shall be maintained by the Corporation for each Participant and will be credited with such notional grants of PSUs as may be received by a Participant from time to time pursuant to Sections 4.1 and 5.2 and, where applicable, with the Eligible PSU Amount relating to a particular Performance Period as may be determined pursuant to Section 7. For clarity, unless otherwise expressly authorized by this Plan (including, without limitation, Section 8) or the applicable Grant Agreement, the Participant shall have no entitlement or right to any PSUs granted, credited to or recorded in the Participant’s PSU Account, or to any Eligible PSU Amount credited to or recorded in such PSU Account, whether expressed in PSUs or dollar value form, prior to the Vesting Date if the Participant is not actively employed by the Corporation or an Affiliate, as applicable, on the Vesting Date.

5.2	Dividend Equivalent PSUs. In the event cash dividends are paid by the Corporation on the Shares, additional PSUs may be credited to the Participant’s PSU Account in accordance with this Section 5.2 (“Dividend Equivalent PSUs”). The number of such Dividend Equivalent PSUs (including fractional PSUs) and the date upon which such Dividend Equivalent PSUs are credited to the Participant’s PSU Account shall be determined by the Corporation in accordance with the applicable Grant Agreement. Except where provided otherwise in a Grant Agreement, Dividend Equivalent PSUs shall vest and be paid to the Participant at the same time as the Eligible PSUs to which they relate.

5.3

Adjustments. In the event of any stock dividend, stock split, combination or exchange of shares, capital reorganization, consolidation, spin-off or other distribution (other than normal cash dividends) of Corporation assets to

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shareholders, or any other similar changes affecting the Shares, proportionate adjustments to reflect such change or changes may be made with respect to the number of PSUs outstanding under the Plan, or securities into which the Shares are changed or are convertible or exchangeable may be substituted for Shares under this Plan, on a basis proportionate to the number of PSUs in the Participant’s PSU Account on some other appropriate basis, all as determined by the Board, in its discretion.

6.	OPTIONAL FUNDING OF PSU AWARDS

6.1	Contributions to Trust Fund. Except as otherwise provided in Section 11.8, the Corporation may, in its sole discretion, from time to time, on its own behalf and on behalf of such of its Affiliates as employ Participants, make contributions to a Trust Fund in such amounts and at such times as may be specified by the Committee or the Board for the purpose of funding, in whole or in part, awards of PSUs which become payable to Participants pursuant to the Plan. For clarity, this Section 6 does not obligate the Corporation or any Affiliate to create a Trust Fund, nor to make contributions to a Trust Fund in any amounts or at all nor does it require the funding in whole or in part of any award of PSUs granted under this Plan.

6.2	Share Purchases. Where applicable, any purchases of Shares by the Trustee or otherwise pursuant to the Plan shall be made on the open market by a broker designated by the Trustee who is independent of the Corporation in accordance with Stock Exchange Rules and who is a member of the Stock Exchange. Subject to the foregoing part of this Section 6.2, any such designation may be changed from time to time. For clarity, this Section 6 does not obligate the Corporation or any Affiliate to purchase shares for the purposes of funding or settling, in whole or in part, awards of PSUs which may become payable to Participants pursuant to the Plan.

7.	ELIGIBLE PSUs AND PERFORMANCE CRITERIA

7.1	Eligible PSUs. PSUs granted to a Participant under Section 4.1 (and Dividend Equivalent PSUs granted to the Participant in respect of such PSUs) shall become “Eligible PSUs” in accordance with Section 7.2 and subject to the terms and conditions of the Plan and applicable Grant Agreement. PSUs granted to a Participant which do not become Eligible PSUs in accordance with this Section 7 or do not become Vested PSUs pursuant to Section 8, as applicable, shall be forfeited by the Participant or, where applicable, the Participant’s legal representative, and the Participant and, where applicable, the Participant’s legal representative, shall have no further right, title or interest in such PSUs. In such event, the Participant hereby waives any and all claims and/or rights to compensation or damages in consequence of the Termination of Employment (whether lawfully or unlawfully) or otherwise for any reason whatsoever insofar as these rights arise or may arise from the Participant ceasing to have rights to receive any cash payment or Shares in respect of PSUs granted under the Plan or any applicable Grant Agreement pursuant to this Section 7 or Section 8.

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7.2	Eligibility Based on Achievement of Performance Criteria. PSUs granted to a Participant may only become Eligible PSUs upon satisfaction of the Performance Criteria referred to in Section 7.3, as determined by the Committee, in its discretion, and pursuant to the terms and conditions set forth in the Plan and the applicable Grant Agreement.

7.3	Determination of Performance Criteria. With respect to each grant of PSUs pursuant to Section 4.1, the Committee shall cause to be determined at the Committee Meeting Date applicable to a particular Performance Period, the Achieved Performance Criteria in respect of that Performance Period, as set out in the applicable Grant Agreement, for purposes of determining whether, and the extent to which (as applicable), such PSUs have become Eligible PSUs.

7.4	Eligible PSU Amount. With respect to the Eligible PSUs relating to a particular Performance Period, the Committee shall also cause to be determined at the applicable Committee Meeting Date, the Eligible PSU Amount relating to such Eligible PSUs, which amount shall be used to determine the value relating to such Eligible PSUs on the Vesting Date, subject to and in accordance with the terms and conditions of the Plan and the applicable Grant Agreement. The Committee may, in its discretion, determine whether to adjust the Eligible PSU Amount, and where such an adjustment is to be made, the adjustment mechanism in respect thereof.

8.	VESTING AND PAYMENT OF PSU AWARDS

8.1	Vesting of Eligible PSUs. Subject to Sections 8.3, 8.4 and 8.5, Eligible PSUs relating to a grant of PSUs shall become Vested PSUs on the Vesting Date set forth in the applicable Grant Agreement. Except where the context requires otherwise, each Eligible PSU which vests pursuant to Section 8 shall be referred to for the purposes of the Plan and the applicable Grant Agreement as a “Vested PSU”. Eligible PSUs which do not become Vested PSUs in accordance with this Section 8 shall be forfeited by the Participant and the Participant will have no further right, title or interest in such PSUs. In such event, the Participant hereby waives any and all claims and/or rights to compensation or damages in consequence of the Participant’s Termination of Employment (whether lawfully or unlawfully, wrongful or otherwise) or otherwise for any reason insofar as these rights arise or may arise from the Participant ceasing to have rights to receive any cash payment or Shares in respect of PSUs granted under the Plan or any applicable Grant Agreement pursuant to this Section 8.

8.2

Payment in Cash or Shares. Subject to Sections 8.3, 8.4 and 8.5, each Participant shall be entitled to receive in cash or in Shares (or a combination thereof), as determined by the Committee, a payment in respect of the Vested PSUs relating to a particular Performance Period, as determined pursuant to Section 8.1, equal to the Participant’s Eligible PSU Amount in respect of such Performance Period (as may be adjusted pursuant to Section 7.4). Except as otherwise provided in Sections 8.3., 8.4, 8.5 and 11.8 and/or the applicable Grant Agreement(s), the cash or Shares in the amount determined pursuant to this Section 8.2 shall be paid or distributed to the Participant as soon as practicable following the Vesting Date set forth in the applicable Grant Agreement(s) and, in

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any event, prior to December 31 of the calendar year in which the applicable Vesting Date occurs, provided the Participant remains actively employed with the Corporation or an Affiliate, as applicable, on such date.

8.3	Death, Retirement, Period of Absence or Unpaid Leave of Absence.

8.3.1	Death. Unless otherwise determined by the Committee, in the event the Participant ceases to be an employee of the Corporation or an Affiliate, as applicable, by reason of the Participant’s death, the following shall apply:

(a)	Where the Participant’s date of death occurs on a date that is prior to the date the Participant attains the age of 60 years, then:

(i)	All Vested PSUs credited to the Participant’s PSU Account as of the Participant’s date of death, if any, if not already paid or distributed, shall be paid or distributed to the Participant’s legal representative in accordance with Section 8.2; and

(ii)	Unless otherwise determined by the Committee, in the event of the Participant’s death prior to the Vesting Date relating to a grant of PSUs, PSUs granted to the Participant prior the Participant’s date of death which become Eligible PSUs pursuant to Section 7.2 shall vest and become payable to the Participant’s legal representative on the applicable Vesting Date in accordance with Section 8.2 in proportion to the number of calendar months (rounded up to the nearest whole month) following the applicable Grant Date before the date of death.

(b)	Where the Participant’s date of death occurs on a date following the date that the Participant attains the age of 60 years, then:

(i)	All Vested PSUs credited to the Participant’s PSU Account as of the Participant’s date of death, if any, if not already paid or distributed, shall be paid or distributed to the Participant’s legal representative in accordance with Section 8.2;

(ii)	Unless otherwise determined by the Committee, PSUs granted to the Participant prior to the Participant’s date of death which become Eligible PSUs pursuant to Section 7.2 shall vest and become payable to the Participant’s legal representative on the applicable Vesting Date in accordance with Section 8.2.

(c)	For clarity, no additional PSUs (whether pursuant to Section 4.1 or in the form of Dividend Equivalent PSUs) shall be granted to the Participant following the Participant’s date of death.

8.3.2	Retirement. Unless otherwise determined by the Committee, in the event of the Participant ceases to be an employee of the Corporation or an Affiliate by reason of the Participant’s Retirement, the following shall apply:

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(a)	Where the Participant’s Date of Retirement occurs on a date that is prior to the date the Participant attains the age of 60 years, then:

(i)	All Vested PSUs credited to the Participant’s PSU Account as of the Participant’s Date of Retirement, if any, if not already paid or distributed, shall be paid or distributed to the Participant in accordance with Section 8.2; and

(ii)	Unless otherwise determined by the Committee, in the event of the Participant’s Retirement prior to the Vesting Date relating to a grant of PSUs under Section 4.1, PSUs granted to the Participant prior the Participant’s Date of Retirement which become Eligible PSUs pursuant to Section 7.2 shall vest and become payable to the Participant on the applicable Vesting Date in accordance with Section 8.2 in proportion to the number of calendar months (rounded up to the nearest whole month) following the applicable Grant Date before the Date of Retirement.

(b)	Where the Participant’s Date of Retirement occurs on a date that is on or after the date the Participant attains the age of 60 years, then:

(i)	All Vested PSUs credited to the Participant’s PSU Account as of the Participant’s Date of Retirement, if any, if not already paid or distributed, shall be paid or distributed to the Participant in accordance with Section 8.2;

(ii)	Unless otherwise determined by the Committee, PSUs granted to the Participant prior to the Participant’s Date of Retirement which become Eligible PSUs pursuant to Section 7.2 shall vest and become payable to the Participant on the applicable Vesting Date in accordance with Section 8.2.

(c)	For clarity, no additional PSUs (whether pursuant to Section 4.1 or in the form of Dividend Equivalent PSUs) shall be granted to the Participant following his Date of Retirement.

8.3.3

Period of Absence. Unless otherwise determined by the Committee, in the event of a Participant’s Period of Absence, PSUs credited to the Participant’s PSU Account immediately prior to such Period of Absence (and any related Dividend Equivalent PSUs) shall continue to be and become Eligible PSUs in accordance with the provisions of Section 7.2 and such Eligible PSUs (if any) shall continue to become Vested PSUs in accordance with Section 8.1 and the Participant shall be entitled to receive a payment relating to such Vested PSUs determined in accordance with Section 8.2 in respect of each Performance Period that ends during the period of such Period of Absence and thereafter, unless there occurs a Termination of Employment during a Performance Period, in which case the provisions of Section 8.4 shall apply, or unless the Participant’s death occurs during a Performance Period, in which case the provisions of Section 8.3.1 shall apply, or unless there occurs a

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Retirement of the Participant during a Performance Period, in which case the provisions of Section 8.3.2 apply.

8.3.4	Unpaid Leave of Absence. Unless otherwise determined by the Committee, in the event of a Participant’s Unpaid Leave of Absence, PSUs shall not become Eligible PSUs nor shall any PSUs become Vested PSUs during the Participant’s Unpaid Leave of Absence and the provisions of this Section 8.3.4 shall be applicable. The Participant shall only become entitled to have his PSUs become Eligible PSUs or, as applicable, his Eligible PSUs to become Vested PSUs on the date when the Participant’s Unpaid Leave of Absence ends and the Participant returns to active employment with the Corporation or an Affiliate. If the Participant does not return to active employment with the Corporation or an Affiliate from the Unpaid Leave of Absence, all unvested PSUs regardless of whether such PSUs are or are not Eligible PSUs shall not vest and shall be forfeited and cancelled and the Participant waives any and all right to compensation or damages in consequence of the Participant ceasing to have rights or be entitled to receive any cash or Shares under the Plan pursuant to this Section 8.3.4. Notwithstanding anything contained herein to the contrary, in no event shall this Section 8.3.4 cause a Section 409A Amount to be paid in a calendar year later than the calendar year such Section 409A Amount would have been paid had the Participant not been on an Unpaid Leave of Absence. For greater certainty, and notwithstanding any other provision in the Plan or a Grant Agreement, in no event shall this Section 8.3.4 cause a Section 409A Amount to be paid in a calendar year later than the calendar year such Section 409A Amount would have been paid had the Participant not been on an Unpaid Leave of Absence and instead such Section 409A Amount shall either be forfeited or paid on or before December 31 of the calendar year in which such amount would have been paid had the Participant not been on an Unpaid Leave of Absence, as determined by the Committee.

8.4	Termination of Employment. Unless otherwise determined by the Committee, a Participant shall not be entitled to any further grant or vesting of PSUs nor shall any PSUs become Eligible PSUs and the Participant shall not be entitled to any cash, Shares or other payment (including without limitation any Eligible PSU Amount) in respect of any unvested PSUs following a Termination of Employment. PSUs (including any related Dividend Equivalent PSUs) which do not become Eligible PSUs or which do not vest in accordance with Section 8 prior to the Date Employment Ceases shall be cancelled without payment. The Participant waives any and all right to compensation or damages which may arise or may be deemed to arise in consequence of the Participant’s Termination of Employment (whether lawfully or unlawfully) or otherwise for any reason whatsoever insofar as those rights arise or may arise from the Participant ceasing to have rights or be entitled to receive any cash, Shares or other payment under the Plan pursuant to this Section 8.4. Any Vested PSUs credited to a Participant’s PSU Account as of the Date Employment Ceases shall be payable in accordance with Section 8.2.

8.5	Change in Control.

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8.5.1	Eligibility and Vesting. Notwithstanding any other provision of the Plan, unless otherwise specified by the Board or the Committee with respect to any portion of a PSU that does not constitute a Section 409A Amount, in the event of a Change in Control, (a) all Eligible PSUs in each PSU Account shall become Vested PSUs immediately prior to the time of such Change in Control; and (b) all PSUs credited to each PSU Account that are not Eligible PSUs immediately prior to the time of such Change in Control shall become Eligible PSUs determined as if the Median Performance Criteria in respect of each applicable Performance Period have been achieved, and shall become Vested PSUs immediately prior to the time of such Change in Control.

8.5.2	Payment. As soon as practicable following a Change in Control, (a) to the extent a Participant’s Vested PSUs are expressed in dollar value form in the PSU Account, (including, without limitation, as a dollar value Eligible PSU Amount), the Participant shall receive a cash payment equal to such dollar value; and (b) to the extent a Participant’s PSUs are expressed in PSU form in the PSU Account, the Participant shall receive in cash or in Shares (or a combination thereof), as may be determined by the Board or the Committee, a payment equal to the number of Vested PSUs (including as determined pursuant to Section 8.5.1) credited to the Participant’s PSU Account at the time of the Change in Control (rounded up to the nearest whole number of Vested PSUs) multiplied by the price at which the Shares are valued for the purpose of the transaction or series of transactions giving rise to the Change in Control, or if there is no such transaction or transactions, the simple average of the closing price per Share on the applicable Stock Exchange on each day in the thirty day period ending on the date of the Change in Control, provided, however, that where a Change in Control occurs and no Shares are distributed and no cash payments are made to a Participant pursuant to this subclause (b) within thirty days following the Change in Control, the Corporation shall cease to have the discretion to provide the Participant with Shares and shall be required to pay (or cause an Affiliate to pay) to the Participant in respect of such Vested PSUs the amount determined in accordance with the cash payment formula set out in subclause (b) above.

8.5.3	Payment of Section 409A Amounts. With respect to any Section 409A Amount (i) if the Change in Control constitutes a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation, as such terms are used in Section 409A of the Code and related regulations (a “409A Change of Control”), such Section 409A Amount shall be paid in accordance with Section 8.5.2, but in all events within 90 days after the date of the Change in Control, and (ii) if the Change in Control does not constitute a 409A Change of Control, such Section 409A Amount shall in all events be paid during the calendar year in which such amounts would have been paid had there been no Change in Control.

9.	CURRENCY

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9.1	Currency. Except where expressly provided otherwise, all references in the Plan to currency refer to lawful Canadian currency.

10.	SHAREHOLDER RIGHTS

10.1	No Rights to Shares. PSUs are not Shares and neither the grant of PSUs nor the fact that Shares may be acquired by, or provided from, a Trust Fund or otherwise in satisfaction of Vested PSUs will entitle a Participant to any shareholder rights, including, without limitation, voting rights, dividend entitlement or rights on liquidation.

11.	ADMINISTRATION

11.1	Committee. Unless otherwise determined by the Board, or as specified in Section 11.6, the Plan shall be administered by the Committee.

11.2	Compliance with Laws and Policies. The Corporation’s issuance of any PSUs and its obligation to make any payments or discretion to provide any Shares hereunder is subject to compliance with Applicable Law. Each Participant shall acknowledge and agree (and shall be conclusively deemed to have so acknowledged and agreed by participating in the Plan) that the Participant will, at all times, act in strict compliance with Applicable Law and all other laws and any policies of the Corporation applicable to the Participant in connection with the Plan including, without limitation, furnishing to the Corporation all information and undertakings as may be required to permit compliance with Applicable Law. Such laws, regulations, rules and policies shall include, without limitation, those governing “insiders” or “reporting issuers” as those terms are construed for the purposes of applicable securities laws, regulations and rules.

11.3	Delegation. The Committee may also delegate to any director, officer or employee of the Corporation such duties and powers relating to the Plan or in respect of an applicable Grant Agreement as it may see fit.

11.4	Withholdings. Notwithstanding any other provision in this Plan, to ensure that the Corporation, an Affiliate or a Trust Fund, as applicable, will be able to comply with the applicable provisions of any federal, provincial, state or local law relating to the withholding of tax or other required deductions, including on the amount, if any, includable in the income of a Participant, the Corporation, or an Affiliate may withhold or cause to be withheld from any amount payable to a Participant, either under this Plan, or otherwise, such amount, or may require the sale of such number of Shares by the Trustee, as may be necessary to permit the Corporation, the Affiliate or a Trust Fund, as applicable, to so comply.

11.5	No Additional Rights. Neither designation of an employee as a Participant nor the grant of any PSUs to any Participant at any time entitles any person to the grant, or any additional grant, as the case may be, of any PSUs under the Plan.

11.6

Amendment, Termination. The Plan may be amended or terminated at any time by the Board in whole or in part. No amendment of the Plan shall, without the consent of the Participants affected by the amendment, or unless required by

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Applicable Law, adversely affect the rights accrued to such Participants with respect to PSUs granted prior to the date of the amendment. Notwithstanding any provision in the Plan to the contrary, the Plan may be amended to prevent any adverse tax results under Section 409A of the Code.

11.7	Administration Costs. The Corporation will be responsible for all costs relating to the administration of the Plan. For greater certainty and unless otherwise determined by the Committee, a Participant shall be responsible for brokerage fees and other administration or transaction costs relating to the transfer, sale or other disposition of Shares on behalf of the Participant that have been previously distributed to or provided to the Participant pursuant to the Plan.

11.8	Section 409A.

11.8.1	Section 409A Amounts. To the extent applicable to any Section 409A Amount, it is intended that the Plan and any Grant Agreement or other agreement that amends or otherwise affects such Section 409A Amount will comply with Section 409A of the Code and any regulations and guidance issued thereunder, and the Plan and any such Grant Agreement or other agreement shall be interpreted accordingly. The provisions of this Section 11.8 shall apply to any Section 409A Amount notwithstanding anything in the Plan or a Grant Agreement to the contrary. In no event shall a Section 409A Amount be distributed at a time or pursuant to an event that is not specified in Section 409A(a)(2) of the Code.

11.8.2	Retirement or Termination of Employment. The Plan does not provide for payment to occur upon (or on a specified date or within a specified period following) a Termination of Employment or Retirement; however, to the extent any Grant Agreement or other agreement provides that any Section 409A Amount is to be distributed upon (or on a specified date or within a specified period following) the date of a U.S. Participant’s Termination of Employment or Retirement, such U.S. Participant shall be deemed to have experienced a Termination of Employment or Retirement when (and only when) a separation from service (within the meaning of Treasury Regulation Section 1.409A-1(h)) has occurred.

11.8.3	Specified Employees. If a U.S. Participant is a “specified employee” for purposes of Section 409A of the Code, no payment, distribution or other benefit provided pursuant to a Section 409A Amount that is required to be delayed to comply with Section 409A(a)(2)(B)(i) of the Code shall be provided before the date that is six months after the date of such separation from service (or, if earlier than the end of such six-month period, the date of death of the Participant). Any payment, distribution or other benefit that is delayed pursuant to the prior sentence shall be paid on the first Business Day following the six-month anniversary of the Participant’s separation from service or date of death, as the case may be.

11.8.4

Time of Payment. In no event shall a Participant be entitled to designate the taxable year in which any Section 409A Amount is to be paid. Except with respect to payments following a Change in Control pursuant to

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Section 8.5.3, Shares or cash to be paid in respect of any Section 409A Amount pursuant to Vested PSUs shall in all events be paid within the calendar year in which the applicable Vesting Date set forth in the applicable Grant Agreement(s) occurs, which for purposes of Section 409A Amounts shall always be defined as occurring within a single calendar year. Payments with respect to Dividend Equivalent PSUs shall be paid at the same time as the PSU to which such Dividend Equivalent PSU relates.

11.8.5	No Acceleration of Payments. In no event shall a change in a Performance Period, a waiver, amendment, exercise of discretion to adjust the Eligible PSU Amount under Section 7.4, or other modification of any terms or conditions of a PSU or any determination by the Committee or the Board, as applicable in each case, that occurs after the Grant Date cause any Section 409A amount to be paid in a calendar year that is different than the calendar year in which payment would have occurred but for such change to the Performance Period, waiver, amendment, modification, exercise of discretion, or determination.

11.8.6	Trusts. Notwithstanding Section 6.1 hereof, no funds with respect to any Section 409A Amount shall be set aside in a trust located outside the United States or in any other trust or arrangement described under Section 409A(b)(1) of the Code.

12.	ASSIGNMENT

12.1	Assignment. The assignment or transfer of the PSUs, or any other benefits under this Plan, shall not be permitted other than by operation of law.

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